EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

As of January 27, 2003

Name	Structure	Jurisdiction of Incorporation
Astro, Hobby, West Mt. Renal Care Limited Partnership	Limited Partnership	DE
Bay Area Dialysis Partnership	Partnership	FL
Beverly Hills Dialysis Partnership	Partnership	CA
Capital Dialysis Partnership	Partnership	CA
Carroll County Dialysis Facility, Inc.	Corporation	MD
Carroll County Dialysis Facility Limited Partnership	Limited Partnership	MD
Continental Dialysis Center, Inc.	Corporation	VA
Continental Dialysis Center of Springfield-Fairfax, Inc.	Corporation	VA
DaVita Nephrology Medical Associates of California, Inc.	Corporation	CA
DaVita Nephrology Medical Associates of Illinois, P.C.	Corporation	IL
DaVita – Riverside, LLC	Limited Liability Company	DE
DaVita – West, LLC	Limited Liability Company	DE
Dialysis of North Atlanta, LLC	Limited Liability Company	DE
Dialysis Specialists of Dallas, Inc.	Corporation	TX
East End Dialysis Center, Inc.	Corporation	VA
Eastmont Dialysis Partnership	Partnership	CA
Elberton Dialysis Facility, Inc.	Corporation	GA
Flamingo Park Kidney Center, Inc.	Corporation	FL
Garey Dialysis Center Partnership	Partnership	CA
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Limited Partnership	DE
Irvine Dialysis Center, LLC	Limited Liability Company	DE
Knickerbocker RC, Inc.	Corporation	NY
Liberty RC, Inc.	Corporation	NY
Lincoln Park Dialysis Services, Inc.	Corporation	IL
Los Angeles Dialysis Center	Partnership	CA
Marysville Dialysis Center, LLC	Limited Liability Company	DE
Mason-Dixon Dialysis Facilities, Inc.	Corporation	MD
Nephrology Medical Associates of California, Inc.	Professional Corporation	CA
Nephrology Medical Associates of Georgia, LLC	Limited Liability Company	GA
Open Access Sonography, Inc.	Corporation	FL
Pacific Coast Dialysis Center	Partnership	CA
Peninsula Dialysis Center, Inc.	Corporation	VA
Renal Treatment Centers – California, Inc.	Corporation	DE
Renal Treatment Centers – Hawaii, Inc.	Corporation	DE
Renal Treatment Centers – Illinois, Inc.	Corporation	DE
Renal Treatment Centers, Inc.	Corporation	DE
Renal Treatment Centers – Mid-Atlantic, Inc.	Corporation	DE
Renal Treatment Centers – Northeast, Inc.	Corporation	DE
Renal Treatment Centers – Southeast, LP	Limited Partnership	DE
Renal Treatment Centers – West, Inc.	Corporation	DE
Rocky Mountain Dialysis Services, LLC	Limited Liability Company	DE
RTC Holdings, Inc.	Corporation	DE
RTC-Texas Acquisition, Inc.	Corporation	TX
RTC TN, Inc.	Corporation	DE

SUBSIDIARIES OF THE COMPANY

As of January 27, 2003

Name	Structure	Jurisdiction of Incorporation
San Gabriel Valley Partnership	Partnership	CA
Shining Star Dialysis, Inc.	Corporation	NJ
Sierra Rose Dialysis Center, LLC	Limited Liability Company	DE
Soledad Dialysis Center, LLC	Limited Liability Company	DE
Southcrest Dialysis, LLC	Limited Liability Company	DE
Total Acute Kidney Care, Inc.	Corporation	FL
Total Nephrology Care Network Medical Associates, A Prof. Corp.	Corporation	CA
Total Renal Care/Eaton Canyon Dialysis Center Partnership	Partnership	CA
Total Renal Care/Hollywood Partnership	Partnership	CA
Total Renal Care, Inc.	Corporation	CA
Total Renal Care of Colorado, Inc.	Corporation	CO
Total Renal Care North Carolina, LLC	Limited Liability Company	DE
Total Renal Care of Utah, L.L.C. Limited	Liability Company	DE
Total Renal Care/Peralta Renal Center Partnership	Partnership	CA
Total Renal Care/Piedmont Dialysis Center Partnership	Partnership	CA
Total Renal Care Texas Limited Partnership	Limited Partnership	DE
Total Renal Laboratories, Inc.	Corporation	FL
Total Renal Research, Inc.	Corporation	DE
Total Renal Support Services, Inc.	Corporation	DE
Total Renal Support Services of North Carolina, LLC	Limited Liability Company	DE
TRC-Dyker Heights, L.P.	Limited Partnership	NY
TRC El Paso Limited Partnership	Limited Partnership	DE
TRC – Four Corners Dialysis Clinics, L.L.C.	Limited Liability Company	NM
TRC – Georgetown Regional Dialysis LLC	Limited Liability Company	DC
TRC – Indiana LLC	Limited Liability Company	IN
TRC of New York, Inc.	Corporation	NY
TRC West, Inc.	Corporation	DE
Tri-City Dialysis Center, Inc.	Corporation	VA
Tulsa Dialysis, LLC	Limited Liability Company	DE
Tustin Dialysis Center, LLC	Limited Liability Company	DE
West Jefferson Dialysis Center, LLC	Limited Liability Company	DE